EXHIBIT 23.2
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              Consent of Independent Certified Public Accountants

The Board of Directors
FloridaFirst Bancorp:


We consent to the use of our report incuded herein and to the reference to our firm under the heading "Experts" in the Prospectus.


/S/KPMG LLP


Tampa, Florida
October 19, 2000